UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 10, 2012

AMC NETWORKS INC.

(Exact name of registrant as specified in its charter)

Delaware	No. 1-35106	No. 27-5403694
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

11 Penn Plaza New York, NY	10001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 324-8500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On December 10, 2012, AMC Networks Inc. (“AMC Networks”) agreed to sell, and certain of AMC Networks’ subsidiaries (hereinafter, the “Guarantors”) agreed to guarantee, $600,000,000 aggregate principal amount of senior notes due December 15, 2022 (the “Notes”) in a registered public offering pursuant to an Underwriting Agreement, dated December 10, 2012 (the “Underwriting Agreement”), among AMC Networks, the Guarantors, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the underwriters named in Schedule I thereto. AMC Networks intends to use the net proceeds of the offering to repay the entire outstanding amount under its term loan B facility in an amount equal to approximately $587.6 million, with the remaining proceeds of approximately $0.4 million to be used for general corporate purposes. The Notes were registered by AMC Networks under the Securities Act of 1933, as amended, pursuant to a registration statement on Form S-3 (File No. 333-185361). A copy of the Underwriting Agreement is attached as Exhibit 1.1 to this Current Report on Form 8-K.

The Notes will be issued pursuant to an indenture, to be dated as of December 17, 2012, as amended by the First Supplemental Indenture, also to be dated as of December 17, 2012 (together, the “Indenture”), among AMC Networks, the Guarantors and U.S. Bank National Association, as Trustee.

The Notes will bear interest at a rate of 4.75% per annum and mature on December 15, 2022. Interest will be payable semiannually on June 15 and December 15 of each year, commencing on June 15, 2013. The Notes are AMC Networks’ general senior unsecured obligations and will rank equally with all of AMC Networks’ and the Guarantors’ existing and future unsecured and unsubordinated indebtedness, but will be effectively subordinated to all of AMC Networks’ and the guarantors’ existing and future secured indebtedness, including all borrowings and guarantees under AMC Networks’ senior secured credit facility, to the extent of the assets securing that indebtedness.

On or after December 15, 2017, AMC Networks may redeem Notes, at its option, in whole or in part, at any time and from time to time, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon, to the applicable redemption date, if redeemed during the twelve month period beginning on December 15 of the years indicated below:

Year	Percentage
2017	102.375%
2018	101.583%
2019	100.792%
2020 and thereafter	100%

Item 9.01	Exhibits

(d)	Exhibits

1.1 Underwriting Agreement, dated as of December 10, 2012, among AMC Networks, the Guarantors, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the underwriters named in Schedule I thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMC NETWORKS INC. (Registrant)

By:	/s/ James G. Gallagher
	Name:	James G. Gallagher
	Title:	Executive Vice President and General Counsel

Dated: December 14, 2012